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                                                                  EXHIBIT 24.3


                        CONSENT OF INDEPENDENT AUDITORS




        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 2, 1995, relating to the consolidated financial statements of GAIA Technologies, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ BDO Seidman, LLP
                                            BDO Seidman, LLP


Houston, Texas
July 26, 1996